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                                                                    Exhibit 99.0

               Capital One Master Trust Aggregated Data for 1997



      Defaults                                          $     821,834,503.46
      Total Collections                                    12,898,842,891.64
      Collections of Principal Receivables                 10,767,286,976.54
      Collections of Finance Charge Receivables             2,148,116,115.86
      (includes amortization of annual membership
      fees)
      Monthly Servicing Fee Paid                              160,985,190.49
      Aggregate amount paid to Certificateholders             500,105,971.99
      allocable to interest
      Aggregate amount paid to Certificateholders             606,187,489.75
      allocable to principal
      Class A Investor Charge-Offs                                         0
      Class B Investor Charge-Offs                                         0
      Class C Investor Charge-Offs                                         0
      Reductions in Collateral Indebtedness Interest    $                  0

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